EXHIBIT 99.8
STOCK PURCHASE AGREEMENT
     THIS STOCK PURCHASE AGREEMENT is made as of July 6, 2007, by and between BabyUniverse, Inc. (the “Company”), a corporation organized under the laws of the State of Florida, with its principal offices at 150 South U.S. Highway One, Suite 500, Jupiter, Florida 33477, and the purchaser whose name and address is set forth on the signature pages hereof (the “Purchaser”).
     WHEREAS, the Company and the Purchaser are also parties to that certain Securities Purchase Agreement, dated as of May 24, 2007 (the “Prior SPA”), pursuant to which the Purchaser acquired an aggregate of 228,426 shares of the Company’s Series A Convertible Preferred Stock (the “Preferred Shares”) and warrants to purchase an aggregate of 57,107 shares of the Common Stock (as defined infra) (the “Warrants”); and
     WHEREAS, the Purchaser has notified the Company that the Purchaser has elected to exercise its rights under Section 23 of the Prior SPA, and, in effectuation thereof, and in entire supersession of the Prior SPA, the Company and the Purchaser have entered into this Agreement in order to allow the Purchaser to acquire the Purchased Shares (as defined infra) and the Option (as defined infra) in exchange for, inter alia, the surrender to the Company by Purchaser for cancellation of all of the Preferred Shares (and the stock certificate(s) representing same), and 50% of the Warrants (and the form of warrant certificate evidencing same) (the “Prior Warrant Certificate”), and the extinguishment of all of Purchaser’s rights under the Prior SPA (and the documents, instruments and opinions (including legal opinions) incident thereto).
     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:
          SECTION 1. Authorization of Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the issuance and sale to the Purchaser of that aggregate number of shares (the “Shares”) of the common stock, par value U.S.$0.001 per share, of the Company (the “Common Stock”), which is equal to (x) U.S.$1,800,000 divided by (y) U.S.$6.40 (the “Purchase Price Per Share”).
          SECTION 2. Agreement to Sell and Purchase the Shares.
          2.1 At the First Closing (as defined below), the Company will, subject to the terms and conditions of this Agreement, issue and sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, 281,250 Shares (the “Purchased Shares”), for an aggregate purchase price of U.S.$1,800,000, equal to the number of Shares so issued and sold to the Purchaser at the First Closing, multiplied by the Purchase Price Per Share. The U.S.$1,799,996.88 aggregate purchase price paid to the Company by the Purchaser in connection with the closing of the transactions contemplated by the Prior SPA, together with U.S.$3.12 to be paid by Purchaser to the Company at the First Closing, shall constitute the aggregate purchase price hereunder of the Purchased Shares.
          2.2 Omitted.

          2.3 The Company may, in its sole and absolute discretion, enter into the same general form of purchase agreement with certain other investors (the “Other Purchasers”) and may, in its sole and absolute discretion, complete sales to them of additional Shares and/or securities convertible or exercisable into, or exchangeable for, such Shares, and such sales may be on pricing and other economic and non-economic terms different from those contained in this Agreement. The Purchaser and such Other Purchasers, if any, are hereinafter sometimes collectively referred to as the “Purchasers,” and this Agreement and the Agreements executed by such Other Purchasers, if any, are hereinafter sometimes collectively referred to as the “Agreements.”
          SECTION 3. First Closing and Second Closing.
          3.1 The completion of the purchase and sale of the Purchased Shares by and to the Purchaser (the “First Closing”) shall occur at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104 as soon as practicable and as agreed to by the parties hereto, on a date within three business days following the execution and mutual delivery of this Agreement, or on such later date or at such different location as the parties shall agree in writing, but not prior to the date that the conditions for the First Closing set forth below have been satisfied or waived by the appropriate party (the “First Closing Date”). At the First Closing, the Company shall deliver to the Purchaser one or more stock certificates registered in the name of the Purchaser, or, if so indicated on the Stock Certificate Questionnaire attached hereto as Appendix I, in such nominee name(s) as designated by the Purchaser, representing the Purchased Shares, and an executed Warrant Certificate (the “Replacement Warrant Certificate”) identical in tenor, mutatis mutandis, to the Prior Warrant Certificate but covering 50% of the Warrants (the “Retained Warrants”) registered in the name of the Purchaser, or, if so indicated on said Appendix I, in such nominee name(s) as designated by the Purchaser, each bearing an appropriate legend referring to the fact that such Shares, and the shares of Common Stock underlying such Retained Warrants (the “Warrant Shares”), were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(2) thereof and Rule 506 thereunder. The name(s) in which the stock certificates and the Replacement Warrant Certificate are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as Appendix I. At the First Closing, (a) the Purchaser shall deliver to the Company for cancellation the stock certificate(s) representing all of the Preferred Shares and the Prior Warrant Certificate, and a company check made payable to the Company in the amount of $3.12, and (b) the Company shall also deliver to the Purchaser (i) a legal opinion in a form reasonably satisfactory to counsel to the Purchaser and (ii) a certificate executed by the chief executive officer and the chief financial or accounting officer of the Company, dated as of the First Closing Date, to the effect that the representations and warranties of the Company set forth herein are true and correct as of such First Closing Date and that the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such First Closing Date.
          3.2 The completion of the issuance to the Purchaser of the Option (the “Second Closing”) shall occur at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104 as soon as practicable and as agreed to by the parties hereto, during the period between the closing of the Company’s merger transaction (the

“eToys Merger”), as contemplated by the terms of that certain Agreement and Plan of Merger, dated as of March 13, 2007, by and among the Company, Baby Acquisition Sub, Inc. and eToys Direct, Inc. (the “eToys Merger Agreement”), pursuant to the terms of the eToys Merger Agreement and the effective time of the eToys Merger under Delaware law, but not prior to the time that the conditions for the Second Closing set forth below have been satisfied or waived by the appropriate party (the date thereof, the “Second Closing Date”). At the Second Closing, the Company shall cause to be delivered to the Purchaser an Option Agreement, in the form attached hereto as Annex A (the “Option Agreement”), executed by each of the Company shareholders party thereto, pursuant to which such shareholders shall have conferred on the Purchaser the right thereunder (the “Option”) to acquire from such shareholder a maximum aggregate number of shares of Common Stock owned by such shareholders as is equal to 10.2% of the number of the Purchased Shares, at an exercise price per share equal to the Purchaser Price Per Share, such right to be exercisable during the fifteen (15) month period commencing on the date that is six months and one day after the effective time of the eToys Merger.
          SECTION 4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser, as of the date hereof and as of the First Closing Date, as follows:
          4.1 Organization; Good Standing. The Company has two material subsidiaries, Huta Duna, Inc. (d/b/a, DreamtimeBaby.com), a California corporation, and Posh Tots, Inc., a Virginia corporation (the “Subsidiaries”). The Company and each of the Subsidiaries are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole (a “Material Adverse Effect”); and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.
          4.2 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), of the Company. As of the date hereof: (i) 6,358,977 shares of Common Stock are issued and outstanding and, giving effect to Section 22 of this Agreement, no shares of Preferred Stock are issued and outstanding; (ii) 268,748 shares of Common Stock are reserved for issuance and issuable upon exercise of outstanding options to purchase Common Stock; and (iii) giving effect to Section 22 of this Agreement, 374,325 shares of Common Stock are reserved for issuance and issuable upon exercise of outstanding warrants to purchase Common Stock, and there are no other rights to purchase from the Company any shares of its capital stock other than pursuant to this Agreement and other Agreements in effect on the date hereof. The certificates evidencing the Purchased Shares issued to the Purchaser pursuant to the terms of this Agreement are in due and proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding shares of Common Stock and Preferred Stock have been duly and validly issued and are fully paid and nonassessable. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or any of its subsidiaries or any such rights pursuant to its Articles of Incorporation or Certificate of Incorporation or by-laws or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound. The Purchased Shares, when issued and delivered and paid for as provided herein, will be duly and validly issued and will be fully paid and nonassessable and will be issued free and clear of any security interests, liens, encumbrances, equities or claims. Except as disclosed in the Confidential Private Placement Memorandum, dated May 8, 2007 and attached hereto as Annex B, relating to the offering of the Shares, including all exhibits thereto, documents expressly incorporated by reference therein and annexes thereto, as the same was supplemented pursuant to the Supplement No. 1 to Confidential Private Placement Memorandum, dated May 24, 2007 and attached hereto as Annex C, and Supplement No. 2 to Confidential Private Placement Memorandum, dated June 8, 2007 and attached hereto as Annex D (the “Memorandum”), or this Agreement, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any of its subsidiaries or any security convertible into, or exercisable or exchangeable for, such stock. All outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims.
          4.3 Due Authorization. This Agreement has been duly authorized, executed and delivered by the Company and, assuming execution by each of the other parties thereto, constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including, but not limited to, the indemnification provisions contained in Section 7.3 of this Agreement, may be limited by federal or state securities laws or the public policy underlying such laws. All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Purchased Shares by the Company.
          4.4 No Default or Consents. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Purchased Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or violate any provision of the charter or by-laws of the Company or any of its subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.
          4.5 Permits. The Company and each of the Subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of the Subsidiaries has fulfilled and performed in all material respects all of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder. Except as may be required as to the Company under the Securities Act and state Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Purchased Shares to the Purchaser.
          4.6 Real and Personal Property. The Company and each of the Subsidiaries has good and marketable title in fee simple to all real property, and good and marketable title to all other property, owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as are disclosed in the SEC Documents (as defined below), or do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries. All property held under lease by the Company and the Subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are disclosed in the SEC Documents (as defined below), or have arisen in the ordinary course of business of the Company and its subsidiaries and do not materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries.
          4.7 Material Contracts. Each contract, document or other agreement described in the Memorandum which is material to the current business of the Company is in full force and effect and is valid and enforceable by and against the Company or any of its subsidiaries, as the case may be, in accordance with its terms. Neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor to the Company’s knowledge, any other party, is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, except to the extent that any such default or event, individually or in the aggregate, would not have a Material Adverse Effect.
          4.8 No Violation. Neither the Company nor its subsidiaries is in violation of its any term of its charter or by-laws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation, individually or in the aggregate, would have a Material Adverse Effect.

          4.9 Consents and Approvals. Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company on or prior to the date hereof has been so obtained or performed.
          4.10 No Material Misstatement. The Memorandum (excluding for purposes of this Section 4.10 the exhibits and annexes thereto and the documents incorporated by reference therein) did not, as of its date, does not as of the date hereof, and will not as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
          4.11 Incorporated Documents.
          (a) The documents incorporated by reference in the Memorandum or attached as exhibits thereto, at the time (if applicable) they became effective or were filed with the Securities and Exchange Commission (the “Commission”), as the case may be, complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and the rules and regulations of the Commission thereunder (the “Rules and Regulations”), and none of such documents included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading as of their respective filing or effective dates, or if amended, as so amended.
          (b) In the past 12 calendar months, the Company has filed all documents required to be filed by it prior to the date hereof with the Commission pursuant to the reporting requirements of the Exchange Act (the “SEC Documents”).
          4.12 Financial Statements. The financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the Memorandum present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements and related schedules and notes thereto, and the unaudited financial information included or incorporated by reference in the Memorandum have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved. The summary financial data included in the Memorandum present fairly the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements and other financial information set forth in the Memorandum. There are no material off-balance sheet arrangements (as defined in Item 303 of the Commission’s Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

          4.13 Intellectual Property. The Company and each of the Subsidiaries owns or possesses legally enforceable rights to use all patents, patent rights, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, “Intangibles”) necessary for the conduct of its current business. Neither the Company nor either of the Subsidiaries has received any notice of, and is not aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles, except for any such infringement or conflict that would not result in a Material Adverse Effect.
          4.14 No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Memorandum (the “Financial Statements”) and except as otherwise discussed in the Memorandum, (i) there has not been any material adverse change in the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor either of the Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority; and (iii) since the date of the latest balance sheet included in the Financial Statements, neither the Company nor either of the Subsidiaries has (A) issued or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business or (B) entered into any transaction not in the ordinary course of business.
          4.15 No Registration Rights. No holder of any security of the Company has any right, which has not been waived, to have any security owned by such holder included in the offering of Shares contemplated by the Memorandum or (other than the Other Purchasers) in the registration statements and/or amendments thereto to be filed by the Company pursuant to Section 7.1 (collectively, the “Registration Statement”) with the Commission or to demand registration of any such security owned by such holder for a period of 180 days after the date of this Agreement.
          4.16 Legal Proceedings. Except as described in the Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which the Company believes will have a Material Adverse Effect.
          4.17 Employees. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company or its subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company.

          4.18 Taxes. The Company and each of the Subsidiaries has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company or either of the Subsidiaries.
          4.19 Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Memorandum; all policies of insurance and fidelity or surety bonds insuring the Company or either of the Subsidiaries or the Company’s or the Subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost. Neither the Company nor either of the Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.
          4.20 Environmental Laws. (i) Each of the Company and its subsidiaries is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”) which are applicable to its business; (ii) neither the Company nor its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and its subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all material terms and conditions of any such permit, license or approval; (iv) to the Company’s knowledge, no facts currently exist that will require the Company or any of its subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company or its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA”) or otherwise designated as a contaminated site under applicable state or local law. Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under CERCLA.
          4.21 Listing Compliance. The Company is in compliance with the requirements of The Nasdaq Capital Market for continued quotation of the Common Stock thereon. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the quotation of the Common Stock on The Nasdaq Capital Market, nor has the Company received any notification that the Commission or The Nasdaq Capital Market is contemplating terminating such registration or quotation. The transactions contemplated by this Agreement will not contravene the rules and regulations of The Nasdaq Capital Market. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on The Nasdaq Capital Market and to comply in all material respects with the Company’s reporting, filing and other obligations under the rules of The Nasdaq Capital Market. The Company covenants to file the appropriate additional listing application with The Nasdaq Capital Market within three business days of the First Closing Date in order that the Purchased Shares be duly authorized for quotation on The Nasdaq Capital Market.
          4.22 Market Stabilization. The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Purchased Shares.
          4.23 Independent Accountants. Singer, Lewak, Greenbaum and Goldstein, LLP and Lieberman & Associates, P.A., whose reports are incorporated by reference in the Memorandum, are and, during the periods covered by their reports, were, independent certified public accountants as required by the Securities Act, and the Rules and Regulations and have not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).
          4.24 Internal Controls. The books, records and accounts of the Company and the Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-14 under the Exchange Act), which: (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are required to be prepared; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures at the end of the periods in which the periodic reports are required to be prepared; and (iii) are effective in all material respects to perform the functions for which they were established. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          4.25 Sarbanes-Oxley Compliance. The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002, any related rules and regulations promulgated by the Commission and applicable corporate governance requirements under the NASD Rules (as defined below). The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 4350(d)(2) of the Rules of the National Association of Securities Dealers (the “NASD Rules”) and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) of the NASD Rules.
          4.26 Foreign Corrupt Practices Act. The Company or any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries, has not, directly or indirectly, while acting on behalf of the Company or its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any similar unlawful payment.
          4.27 Foreign Transactions Reporting Act. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.
          4.28 OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          4.29 ERISA. The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA (and such regulations and published interpretations) in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any liability.

          4.30 Investment Company. The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Memorandum will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.
          4.31 Brokers or Finders. No broker, investment banker, financial advisor or other individual, corporation, general or limited partnership, limited liability company, firm, joint venture, association, enterprise, joint securities company, trust, unincorporated organization or other entity, other than CIBC World Markets Corp. (the “Placement Agent”), the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.
          4.32 Use of Proceeds. The Company intends to use the net proceeds from the sale of the Shares as described in the Memorandum.
          4.33 No Restrictions on Subsidiaries. The subsidiaries of the Company are not currently prohibited, directly or indirectly, under any agreement or other instrument to which any such subsidiary is a party or is subject, from paying any dividends to the Company, from making any other distribution on the subsidiary’s capital stock, from repaying to the Company any loans or advances to the subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company.
          4.34 Form S-3. The Company is not an “ineligible issuer” (as defined in Rule 405 promulgated under the Securities Act) and is eligible to register the Purchased Shares for resale by the Purchaser on a registration statement on Form S-3 under the Securities Act. Provided that the Purchaser is not deemed to be an underwriter with respect to any shares, to the Company’s knowledge, there exist no facts or circumstances (including without limitation any required approvals or waivers or any circumstances that may delay or prevent the obtaining of accountant’s consents) that reasonably could be expected to prohibit or delay the preparation and filing of a registration statement on Form S-3 that will be available for the resale of the Purchased Shares by the Purchaser.
          4.35 Related Party Transactions. Except for those transactions that are not required to be disclosed by the Company pursuant to the Rules and Regulations under the Exchange Act, no transaction has occurred during the time periods covered by the SEC Documents between or among the Company or its subsidiaries and any of its officers or directors, shareholders or any affiliate or affiliates of any such officer or director or shareholder that is not described in the Memorandum or the SEC Documents.
          4.36 Retained Warrants. Each of the representations and warranties of the Company relating to the Warrants and Warrant Shares (as the term “Warrant Shares” is defined in the Prior SPA) in the Prior SPA is hereby expressly reaffirmed in its entirety as to the Retained Warrants, and is hereby incorporated by this reference into this Agreement, as applicable to the Retained Warrants.

          SECTION 5. Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to, and covenants with, the Company, as of the date hereof and as of the First Closing Date, that:
          5.1 Experience. (i) The Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, and in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Purchased Shares, the Warrant Shares and the shares of Common Stock that are covered by the Option Agreement (the “Option Shares”), including investments in securities issued by the Company and/or comparable entities, has the ability to bear the economic risks of an investment in the Purchased Shares, the Warrant Shares and the Option Shares and has reviewed carefully the information in the Memorandum and has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Shares, the Warrant Shares and the Option Shares; (ii) the Purchaser is acquiring the number of Shares set forth on the signature pages hereto, the Retained Warrants and the Option in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares, Retained Warrants, Warrant Shares, Option or Option Shares and subject to no arrangement or understanding with any other persons regarding the distribution of such Shares, Retained Warrants, Warrant Shares, Option or Option Shares (this representation and warranty not limiting the Purchaser’s right to sell pursuant to the Registration Statement or otherwise in compliance with the Securities Act and the Rules and Regulations, or, other than with respect to any claims arising out of a breach of this representation and warranty, the Purchaser’s right to indemnification under Section 7.3); (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Purchased Shares, Retained Warrants, Warrant Shares, the Option or the Option Shares, except in compliance with the Securities Act and the Rules and Regulations, any applicable state securities laws and Section 5.10 hereof; (iv) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire attached hereto as part of Appendix I, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement and the Purchaser will promptly notify the Company of any material change in any such information provided in the Registration Statement Questionnaire until such time as the Purchaser has sold all of its Purchased Shares, Warrant Shares and Option Shares or until the Company is no longer required to keep the Registration Statement effective; (v) the Purchaser has, in connection with its decision to purchase the number of Shares set forth on the signature pages hereto and the Option, relied solely upon the Memorandum and the representations and warranties of the Company contained herein; (vi) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them; and (vii) the Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.
          5.2 Reliance on Exemptions. The Purchaser understands that the Purchased Shares, the Retained Warrants, the Warrant Shares, the Option and the Option Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, covenants, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Purchased Shares, the Retained Warrants, the Warrant Shares, the Option and the Option Shares.
          5.3 Confidentiality. The Purchaser understands that the information contained in the Memorandum is strictly confidential and proprietary to the Company and has been prepared from the Company’s publicly available documents and other information and is being submitted to the Purchaser solely for the Purchaser’s confidential use. The Purchaser agrees to use the information contained in the Memorandum for the sole purpose of evaluating a possible investment in the Purchased Shares, the Retained Warrants, the Warrant Shares, the Option and the Option Shares and the Purchaser acknowledges that it is prohibited from reproducing or distributing the Memorandum, this Agreement, or any other offering materials or other information provided by the Company in connection with the Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents, except to its financial, investment or legal advisors who need to know such contents in connection with its proposed investment in the Purchased Shares, the Retained Warrants, the Warrant Shares, the Option and the Option Shares and who are informed of the confidentiality obligations set forth in this Section 5.3. Further, the existence and nature of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential. The Purchaser understands that the federal securities laws impose restrictions on trading based on material non-public information regarding the Company. In addition, the Purchaser hereby acknowledges that unauthorized disclosure of information regarding this offering may result in a violation of the Commission’s Regulation FD. In addition to the above, the Purchaser shall maintain in confidence the receipt and content of any notice of a Suspension (as defined in Section 5.8). The foregoing agreements shall not apply to any information that is or becomes publicly available through no fault of the Purchaser, or that the Purchaser is required to disclose pursuant to law or legal process; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any court or other government order or any other applicable legal procedure, it shall provide the Company with prompt notice of any such request or order in time sufficient to enable the Company to seek an appropriate protective order.
          5.4 Investment Decision. The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Purchased Shares, the Retained Warrants, the Warrant Shares, the Option and the Option Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Purchased Shares, the Retained Warrants, the Warrant Shares, the Option and the Option Shares.
          5.5 Risk of Loss. The Purchaser understands that its investment in the Purchased Shares, the Retained Warrants, the Warrant Shares, the Option and the Option Shares involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Purchased Shares, the Retained Warrants, the

Warrant Shares, the Option and the Option Shares, including, but not limited to, those set forth under the caption “Risk Factors” in the Memorandum. The Purchaser understands that the market price of the Common Stock can be volatile and that no representation is being made as to the future value of the Common Stock.
          5.6 Legend. The Purchaser understands that, until such time as the Registration Statement has been declared effective or the Purchased Shares, the Warrant Shares and the Option Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold thereon, such Shares will bear a restrictive legend in substantially the following form:
“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”
          5.7 Residency. The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the signature pages hereto.
          5.8 Public Sale or Distribution. The Purchaser hereby covenants with the Company not to make any sale of the Purchased Shares, the Warrant Shares or the Option Shares under the Registration Statement without complying with the provisions of this Agreement and without effectively causing any applicable prospectus delivery requirement under the Securities Act to be satisfied (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule. The Purchaser acknowledges that (i) upon the making of any request by the Commission or any other federal or state governmental authority for amendments or supplements to the Registration Statement or the prospectus included therein (“Prospectus”) or for additional information, (ii) upon the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iii) upon the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (iv) upon the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect, or (v) in light of the existence of material non-public information regarding the Company which the Board of Directors of the Company reasonably determines not to be in the best interests of the Company to disclose, including a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction) available to the Company, but which would be required to be disclosed in a Registration Statement, the Company may be required to suspend the use of the Prospectus (a “Suspension”) until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. Without the Company’s prior written consent, which consent shall not unreasonably be withheld or delayed, the Purchaser shall not use any written materials to offer the Purchased Shares, the Warrant Shares or the Option Shares for resale other than the Prospectus, including any “free writing prospectus” as defined in Rule 405 under the Securities Act. The Purchaser hereby covenants that it will not sell any Purchased Shares, the Warrant Shares or Option Shares pursuant to said Prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the Suspension of the use of said Prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said Prospectus. Notwithstanding the foregoing, the Company agrees that no Suspension shall be for a period of longer than 60 consecutive days, and no Suspension shall be for a period of an aggregate in any 365-day period of longer than 90 days.
          5.9 Organization; Validity; Enforcement. The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party, or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Purchaser, (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including, but not limited to, the indemnification provisions set forth in Section 7.3 of this Agreement, may be limited by federal or state securities laws or the public policy underlying such laws, and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.
          5.10 Short Sales. Notwithstanding any term to the contrary herein, (x) during the 30-day period ending on the First Closing Date, the Purchaser has not taken, and for a period of one year commencing on the First Closing Date (the “Post-Closing Period”) the Purchaser shall not take any action that has caused or will cause the Purchaser to have, directly or indirectly, effected any short sale of the Common Stock, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, or granted any other derivative right similar to the foregoing (including, without limitation, any put or call option with respect to the Common Stock, but, for the avoidance of doubt, excluding a sale of the Common Stock) (collectively, “Short Sale Activities”), and (y) during the Post-Closing Period, the Purchaser shall not knowingly cause, command or induce, or act in concert with, any affiliate of the Purchaser for the purposes of effecting the commission of any Short Sale Activity for the direct economic benefit of the Purchaser’s securities portfolio by or through such affiliate.
          SECTION 6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants and agreements made by the Company and the Purchaser herein and in the certificates for the Purchased Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Purchased Shares being purchased and the payment therefor. All representations and warranties made by the Company and the Purchaser herein and in the certificates for the Purchased Shares delivered pursuant hereto shall survive for a period of one year following the later of the execution of this Agreement, the delivery to the Purchaser of the Purchased Shares being purchased and the payment therefor.
          SECTION 7. Registration of the Purchased Shares, Warrant Shares and Option Shares; Compliance with the Securities Act.
          7.1 Registration Procedures and Expenses. The Company shall:
          (a) as soon as practicable, but in no event later than fifteen days following (i) the First Closing Date, in the case of the Purchased Shares and the Warrant Shares, and (ii) the Second Closing Date, in the case of the Option Shares (the “Filing Deadline”), prepare and file with the Commission a Registration Statement on Form S-3 (or, if permissible under the Rules and Regulations, a post-effective amendment to a then effective registration statement on such form) relating to the resale of (x) the Purchased Shares, the Warrant Shares and the Option Shares and (y) any shares of Common Stock issued or issuable directly or indirectly with respect to the securities referred to in clause (x) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (together, for purposes of this Section 7, the “Registrable Securities”) by the Purchaser from time to time on The Nasdaq Capital Market, or the facilities of any other national securities exchange on which the Common Stock is then traded or in privately negotiated transactions;
          (b) use its reasonable best efforts, subject to receipt of necessary information from the Purchasers whose securities are included therein, to cause the Commission to declare the Registration Statement (or post-effective amendment, as applicable) effective within 30 days after the applicable Closing Date or, if the Commission reviews the Registration Statement, within 120 days after the applicable Closing Date (the “Effective Deadline”);
          (c) promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective until (the “Effectiveness Period”) the earliest of (i) two years after the effective date of the Registration Statement, or (ii) such time as the Registrable Securities become eligible for resale by non-affiliates pursuant to Rule 144(k) under the Securities Act or any other rule of similar effect, or (iii) such time as all of the Registrable Securities have been sold pursuant to the Registration Statement;
          (d) so long as the Registration Statement is effective covering the resale of the Registrable Securities owned by the Purchaser, furnish to the Purchaser with respect to the Purchased Shares, the Warrant Shares and the Option Shares registered under the Registration Statement (and to each underwriter, if any, of such Purchased Shares, the Warrant Shares and Option Shares) such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Purchaser;
          (e) file documents required of the Company for normal Blue Sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;
          (f) bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section 7.1 and the registration of the Registrable Securities pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or the Other Purchasers (in each case except as otherwise provided herein) or underwriting discounts, brokerage fees and commissions incurred by the Purchaser or the Other Purchasers, if any, in connection with the offering pursuant to the Registration Statement;
          (g) file a Form D with respect to offer and sale of the Purchased Shares and the Warrant Shares to the Purchaser as required under Regulation D under the Securities Act and to provide a copy thereof to the Purchaser promptly after filing; and
          (h) file, not later than the next business day after the First Closing Date, a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereby in accordance with the applicable Rules and Regulations.
     The Company understands that the Purchaser disclaims being an underwriter, but the Purchaser being deemed an underwriter shall not relieve the Company of any obligations it has hereunder. A questionnaire related to the Registration Statement to be completed by the Purchaser is attached hereto as part of Appendix I.
          7.2 Transfer of Shares. The Purchaser agrees that it will not effect any disposition of the Purchased Shares (as well as any Warrant Shares and Option Shares) or its right to purchase the Purchased Shares (as well as any Warrant Shares and Option Shares) that would constitute a sale within the meaning of the Securities Act or any applicable state securities laws, except as contemplated in the Registration Statement or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.
          7.3 Indemnification. For the purpose of this Section 7.3:
(i) the term “Purchaser/Affiliate” shall mean any affiliate of the Purchaser, including a transferee of the Shares, the Warrant Shares or the Option Shares from the Purchaser who is an affiliate of the Purchaser, and any person who controls the Purchaser or any affiliate of the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and
(ii) the term “Registration Statement” shall include any preliminary prospectus, final prospectus, free writing prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement.
          (a) The Company agrees to indemnify and hold harmless the Purchaser and each Purchaser/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, to which the Purchaser or Purchaser/Affiliate may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the prior written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rules 430B, 430C or 434, of the Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, or arise out of or are based in whole or in part on any breach by the Company of the representations or warranties of the Company contained in this Agreement, or any failure of the

Company to perform its obligations hereunder or under law, and will promptly reimburse the Purchaser and each such Purchaser/Affiliate for any legal and other expenses as such expenses are reasonably incurred by the Purchaser or such Purchaser/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, and, provided further, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability, action or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use therein, or (ii) the failure of the Purchaser to comply with the covenants and agreements contained in Sections 5 or 7.2, or (iii) the breach by the Purchaser of any representation or warranty made by the Purchaser herein, or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser, or (v) any violation by the Purchaser of any applicable federal or state securities laws, rule or regulations.
          (b) The Purchaser will severally, but not jointly with the Other Purchasers, indemnify and hold harmless the Company, each of its directors, each of its officers, including such officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers and each such controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the written consent of the Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Sections 5 or 7.2 hereof, or (ii) the breach by the Purchaser of any representation or warranty made by the Purchaser herein, or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement, the Prospectus or any amendment or supplement thereto not misleading in light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers and each such controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers and each such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Purchaser’s aggregate liability under this Section 7 shall not exceed the amount of proceeds received by the Purchaser on the sale of the Registrable Securities pursuant to the Registration Statement (“Proceeds”).

          (c) Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, indemnifiable hereunder such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3, promptly notify the indemnifying party in writing thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.3 to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party from all liability on claims that are the subject matter of such proceeding.
          (d) If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held by a court of competent jurisdiction to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the

Company and the Purchaser from the private placement of Purchased Shares and the Warrant Shares hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement and/or the Registration Statement which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Purchased Shares and the Warrant Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference between the amount such Purchaser paid for the Purchased Shares and the Warrant Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company, on the one hand, and each Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by such Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 7.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.3, the Purchaser shall not be required to contribute any amount in excess of the amount by which the Proceeds exceed the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchaser’s obligation to contribute pursuant to this Section 7.3 is several and not joint with the Other Purchasers.
          7.4 Termination of Conditions and Obligations. The restrictions imposed by Section 5 or this Section 7 upon the transferability of the Purchased Shares (as well as the Warrant Shares and Option Shares) shall cease and terminate as to any particular number of the Purchased Shares (as well as the Warrant Shares and Option Shares) upon the earlier of (i) the passage of two years from the effective date of the Registration Statement covering such Registrable Securities (unless the Purchaser is then, or was during the preceding three months, an affiliate (as defined in Rule 144 promulgated under the Securities Act) of the Company and (ii)

such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.
          7.5 Information Available. The Company, upon the reasonable request of the Purchaser and with prior notice, will be available to the Purchaser or a representative thereof at the Company’s headquarters to discuss information relevant for disclosure in the Registration Statement covering the Registrable Securities and will otherwise cooperate with the Purchaser when conducting an investigation for the purpose of reducing or eliminating the Purchaser’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters, subject to appropriate confidentiality limitations.
          7.6 Delay in Filing or Effectiveness of Registration Statement. If the Registration Statement is not filed by the Company with the Commission on or prior to the Filing Deadline, then for each day following the Filing Deadline, until but excluding the date the Registration Statement is filed, or if the Registration Statement is not declared effective by the Commission by the Effective Deadline, then for each day following the Effective Deadline, until but excluding the date the Commission declares the Registration Statement effective, the Company shall pay the Purchaser with respect to any such failure, as liquidated damages and not as a penalty, an amount per 30-day period equal to 1.0% (prorated for a period of less than 30 days) of the purchase price paid by the Purchaser for the Purchased Shares pursuant to this Agreement; and for any such 30-day period, such payment shall be made no later than three business days following such 30-day period. If the Purchaser shall be prohibited from selling Registrable Securities under the Registration Statement as a result of a Suspension of more than thirty (30) days or Suspensions on more than two (2) occasions of not more than thirty (30) days each in any 12-month period, then for the period during which a Suspension (an “Excess Period Suspension”) is in effect that exceeds the maximum allowed period for a Suspension or Suspensions, but not including any day on which a Suspension is lifted, the Company shall pay the Purchaser, as liquidated damages and not as a penalty, an amount per 30-day period equal to 1.0% (prorated for a period of less than 30 days) of the purchase price paid by the Purchaser for the Purchased Shares pursuant to this Agreement, and such payment shall be made no later than the first business day of the calendar month next succeeding the month in which any such Excess Period Suspension occurs. For purposes of this Section 7.6, a Suspension shall be deemed lifted on the date that notice that the Suspension has been lifted is delivered to the Purchaser pursuant to Section 5.8 of this Agreement. Any payments made pursuant to this Section 7.6 shall not constitute the Purchaser’s exclusive remedy for such events. Notwithstanding the foregoing provisions, in no event shall the Company be obligated to pay any liquidated damages pursuant to this Section 7.6 (i) to more than one Purchaser in respect of the same securities for the same period of time or (ii) in an aggregate amount that exceeds 10% of the purchase price paid by the Purchasers for the securities purchased pursuant to the Agreements. Such payments shall be made to the Purchasers in cash.
          SECTION 8. Broker’s Fee. The Purchaser acknowledges that the Company intends to pay to the Placement Agent a fee in respect of the sale of the Purchased Shares to the Purchaser. The Purchaser and the Company hereby agree that the Purchaser shall not be responsible for such fee and that the Company will indemnify and hold harmless the

Purchaser and each Purchaser/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, to which the Purchaser or Purchaser/Affiliate may become subject with respect to such fee. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Purchased Shares to the Purchaser.
          SECTION 9. Independent Nature of Purchasers’ Obligations and Rights. The obligations of the Purchaser under this Agreement are several and not joint with the obligations of any Other Purchaser, and the Purchaser shall not be responsible in any way for the performance of the obligations of any Other Purchaser under the Agreements. The decision of the Purchaser to purchase the Purchased Shares pursuant to the Agreement has been made by the Purchaser independently of any Other Purchaser. Nothing contained in this Agreement, and no action taken by the Purchaser pursuant hereto, shall be deemed to constitute the Purchaser and the Other Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchaser and the Other Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. The Purchaser acknowledges that no Other Purchaser has acted as agent for the Purchaser in connection with making its investment hereunder and that no Other Purchaser will be acting as agent of the Purchaser in connection with monitoring its investment in the Purchased Shares or enforcing its rights under this Agreement. The Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any Other Purchaser to be joined as an additional party in any proceeding for such purpose.
          SECTION 10. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when received by confirmed facsimile or (iii) one (1) business day after deposit with a nationally recognized overnight carrier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the Company and the Purchaser as follows or at such other addresses as the Company or the Purchaser may designate upon five (5) days’ advance written notice to the other party:

(a)	if to the Company, to:
BabyUniverse, Inc.
150 South U.S. Highway One, Suite 500
Jupiter, Florida 33477
Attn: Jonathan Teaford
Facsimile: (561) 277-6446

with a copy to:
Sullivan & Triggs, LLP
1230 Montana Avenue, Suite 201
Santa Monica, California 90403
Attn: D. Thomas Triggs
Facsimile: (310) 451-8303

          (b) if to the Purchaser, at its address as set forth at the end of this Agreement.
          SECTION 11. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser. Any amendment or modification effected in accordance with this Section 11 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.
          SECTION 12. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
          SECTION 13. Severability. In case any provision contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
          SECTION 14. Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the federal law of the United States of America and the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Each of the Company and the Purchaser submits to the nonexclusive jurisdiction of the United States District Court for the Central District of California and of any California State court sitting in Los Angeles County for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Company and the Purchaser irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
          SECTION 15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered (including by facsimile) to the other parties.
          SECTION 16. Entire Agreement. This Agreement and, subject to Section 22 hereof, the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.
          SECTION 17. Fees and Expenses. Except as otherwise expressly set forth herein, each of the Company and the Purchaser shall pay its respective fees and expenses related to the transactions contemplated by this Agreement.

          SECTION 18. Parties. This Agreement is made solely for the benefit of and is binding upon the Purchaser and the Company and, to the extent provided in Section 7.3, any person controlling the Company or the Purchaser, the officers and directors of the Company, and their respective executors, administrators, successors and assigns, and, subject to the provisions of Section 7.3, no other person shall acquire or have any right under or by virtue of this Agreement. The term “successor and assigns” shall include any subsequent purchaser, as such purchaser, of the Purchased Shares sold to the Purchaser pursuant to this Agreement, to the extent such subsequent purchaser is a permitted assignee of the Purchaser pursuant to Section 19.
          SECTION 19. Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators. This Agreement and the rights of the Purchaser hereunder may be assigned by the Purchaser only with the prior written consent of the Company, except such consent shall not be required in the case of (i) any assignment by an investment adviser to a fund for which it is the adviser or by or among funds that are under common control, or (ii) subject to the restrictions on transfer of the Retained Warrants as contained in Section 4 of the Replacement Warrant Certificate, any assignment by any holder of Purchased Shares, Retained Warrants or Warrant Shares to any transferee or assignee of such securities to the extent such transfer of securities shall have not been consummated in violation of the provisions of this Agreement, provided that, in each such case, such assignee agrees in writing to be bound by the terms of this Agreement.
          SECTION 20. Further Assurances. Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by the other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.
          SECTION 21. Publicity. Notwithstanding anything to the contrary set forth herein, the Company shall not publicly disclose the name of the Purchaser for marketing purposes or otherwise, or include the name of the Purchaser in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any other regulatory agency or securities exchange, without the prior written consent of the Purchaser, except to the extent such disclosure is required by applicable laws, rules or regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure; provided, further, that notwithstanding the foregoing, the Company shall have the right to disclose the name of the Purchaser in oral communications between the Company and its representatives and potential Other Purchasers; provided, that, in connection with any disclosure pursuant to the foregoing proviso, the Company shall only be permitted to disclose that the Purchaser has invested in the Common Stock and shall not state or suggest that the Purchaser endorses, sponsors, promotes or encourages an investment in the Company by any potential Other Purchaser.
          SECTION 22. Cancellation of Previously Issued Securities; Supersession of Prior SPA and Prior Warrant Certificate. As of the logical instant immediately preceding the First Closing, all of the Preferred Shares, all of the Warrants other than the Retained Warrants and all of the Purchaser’s rights under the Prior SPA (and the documents, instruments and opinions (including legal opinions) incident thereto) shall be deemed irrevocably and indefeasibly canceled and extinguished, of no further force or effect and no longer outstanding for any purpose or manner whatsoever; and, without limiting the generality of the foregoing, the Prior SPA and the Prior Warrant Certificate (and the documents, instruments and opinions (including legal opinions) incident thereto) shall thereupon be superseded and replaced in their entirety by this Agreement and the Replacement Warrant Certificate, and neither the Company nor the Purchaser shall have any further rights, duties, obligations or liabilities under the Prior SPA or the Prior Warrant Certificate.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed by their duly authorized representatives as of the day and year first above written.

BabyUniverse, Inc.
By:
	Name:	John C. Textor
	Title:	Chief Executive Officer

INVESTOR SIGNATURE PAGE
     Print or Type:

Name of Purchaser
(Individual or Institution):

Pequot DM Fund, L.P.

Name of Individual representing
Purchaser (if an Institution):

Daniel Fishbane

Title of Individual representing
Purchaser (if an Institution):

Treasurer
Signature by:

Individual Purchaser or Individual
representing Purchaser:

By:	Pequot Capital Management, Inc.
Investment Advisor

Address:
c/o Pequot Capital Management, Inc.
500 Nyala Farm Road, Westport CT 06880
Attn: Amber Tencic

Telephone:	203 429 2251

Telecopier:	203 557 5551

Number of Shares to Be	Price Per Share In	Aggregate
Purchased	Dollars	Price
281,250	U.S.$6.40	U.S.$1,800,000

APPENDIX I
SUMMARY INSTRUCTION SHEET FOR PURCHASER
(TO BE READ IN CONJUNCTION WITH THE ENTIRE
STOCK PURCHASE AGREEMENT WHICH THIS FOLLOWS)
A.	Complete the following items on the Stock Purchase Agreement (Please sign two originals):
1.	Investor Signature Page:
(i)	Name of Purchaser (Individual or Institution)

(ii)	Name of Individual representing Purchaser (if an Institution)

(iii)	Title of Individual representing Purchaser (if an Institution)

(iv)	Signature of Individual Purchaser or Individual representing Purchaser

(v)	Amount and Purchase Price of Shares to be Purchased
2.	Appendix I — Stock Certificate Questionnaire/Registration Statement Questionnaire:

Provide the information requested by the Stock Certificate Questionnaire and the Registration Statement Questionnaire.
3.	By ___:00 p.m. New York Time on , July _, 2007, return one copy of the properly completed and signed Stock Purchase Agreement including the properly completed Appendix I (initially by facsimile with an original copy by overnight delivery) to each of:
CIBC World Markets Corp.
300 Madison Avenue, 5th Floor
New York, New York 10017
Attention: Ashley Myles
Phone: (212) 667-7258
Telecopy: (212) 667-6140
Morrison & Foerster LLP
1290 Avenue of the Americas
New York, New York 10104-0050
Attention: Ze’-ev Eiger, Esq.
Phone: (212) 468-8222
Telecopy: (212) 468-7900
Please complete all of the information on the signature page of the Stock Purchase Agreement to facilitate the First Closing and the physical delivery of the Purchased Shares.

A copy of the Stock Purchase Agreement signed by the Company will be delivered to the Purchaser on the date delivered by the Purchaser.
B.	N/A
C.	Upon the resale of the Purchased Shares, the Warrant Shares and the Option Shares by the Purchaser after the Registration Statement covering the Registrable Securities is effective, as described in the Stock Purchase Agreement, the Purchaser must effectively cause the prospectus delivery requirement under the Securities Act to be satisfied (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule).

Wire Instructions
Lydian Bank and Trust
Palm Beach, Florida
ABA # 067-092-200
Account Name: BabyUniverse, Inc.
Account No.: 600-004-451
IMPORTANT: Please clearly indicate on the wire (i) the name of the originator (i.e., the Purchaser) and (ii) the beneficiary, BabyUniverse, Inc. Please also coordinate with your financial institution to ensure that transaction fees are not inadvertently deducted from the wired funds prior to their receipt by Lydian Bank and Trust.
PLEASE NOTE: If you will be initiating a wire transfer from overseas, please call Simone Lyken, to obtain the Swift code number. Funds may be wired in U.S. dollars only.
CONTACT:
Attention: Simone Lyken
Tel. No.: 212.623.5118

APPENDIX I
(PAGE 1 OF 3)
STOCK CERTIFICATE QUESTIONNAIRE
     Pursuant to Section 3 of the Agreement, please provide us with the following information:

1.	The exact name that your Purchased Shares and the Warrant are to be registered in (this is the name that will appear on your stock certificate(s) and the Replacement Warrant Certificate. You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Shares and the Registered Holder listed in response to item 1 above:

3.	The mailing address of the Registered Holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

APPENDIX I
(PAGE 2 OF 3)
REGISTRATION STATEMENT QUESTIONNAIRE
     In connection with the preparation of the Registration Statement, please provide us with the following information:
          SECTION 1. Pursuant to the “Selling Stockholder” section of the Registration Statement, please state your or your organization’s name exactly as it should appear in the Registration Statement:
          SECTION 2. Please provide the number of shares of the Common Stock (including Warrant Shares and Option Shares) that you or your organization will own immediately after each of the First Closing and the Second Closing, including those Purchased Shares purchased by you or your organization pursuant to this Agreement and those shares purchased by you or your organization through other transactions and provide the number of shares of the Common Stock that you have or your organization has the right to acquire within 60 days of each such Closing:
          SECTION 3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?
_____ Yes       _____ No
     If yes, please indicate the nature of any such relationships below:

          SECTION 4. Are you (i) an NASD Member (see definition), (ii) a Controlling (see definition) shareholder of an NASD Member, (iii) a Person Associated with a Member of the NASD (see definition), or (iv) an Underwriter or a Related Person (see definition) with respect to the proposed offering; or (b) do you own any shares or other securities of any NASD Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any NASD Member?
     Answer: [  ] Yes [  ] No If “yes,” please describe below

APPENDIX I
(PAGE 3 OF 3)
     NASD Member. The term “NASD member” means either any broker or dealer admitted to membership in the National Association of Securities Dealers, Inc. (“NASD”). (NASD Manual, By-laws Article I, Definitions)
     Control. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. (Rule 405 under the Securities Act of 1933, as amended)
     Person Associated with a member of the NASD. The term “person associated with a member of the NASD” means every sole proprietor, partner, officer, director, branch manager or executive representative of any NASD Member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a NASD Member, whether or not such person is registered or exempt from registration with the NASD pursuant to its bylaws. (NASD Manual, By-laws Article I, Definitions)
     Underwriter or a Related Person. The term “underwriter or a related person” means, with respect to a proposed offering, underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons. (NASD Interpretation)

APPENDIX II
[Transfer Agent]
Attention:
PURCHASER’S CERTIFICATE OF SUBSEQUENT SALE
The undersigned, [an officer of, or other person duly authorized by]
                                                                                                                                                                                                        hereby certifies
[fill in official name of individual or institution]
that he/she [said institution] is the Purchaser of the shares evidenced by the attached certificate, and as such, sold such shares on                      in
   [date]
accordance with the terms of the Stock Purchase Agreement and in accordance with Registration Statement number or otherwise in accordance with the Securities Act of 1933,
[fill in the number of or otherwise identify Registration Statement]
as amended, and, in the case of a transfer pursuant to the Registration Statement, the requirement of delivering a current prospectus by the
Company has been complied with in connection with such sale.
Print or Type:

Name of Purchaser
(Individual or Institution):

Name of Individual representing
Purchaser (if an Institution)

Title of Individual representing
Purchaser (if an Institution):

Signature by:
Individual Purchaser or Individual repre- senting Purchaser:

ANNEX A
FORM OF OPTION AGREEMENT

36

ANNEX B
FORM OF CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

37

ANNEX C
FORM OF SUPPLEMENT NO. 1 TO
CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

38

ANNEX D
FORM OF SUPPLEMENT NO. 2 TO
CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

39